UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): March 19, 2021

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(Address of Principal Executive Offices, including zip code)

(301) 755-2050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Board of Directors (the “Board”) of CuriosityStream Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”) jointly approved a revision to Attachment A to Clint Stinchcomb’s Employment Agreement dated August 7, 2020. Prior to the revision, Attachment A provided that 100% of Mr. Stinchcomb’s annual bonus target would be divided equally between the Company’s achievement of (1) the revenue target, and (2) the net income or (loss) target indicated therein for each respective calendar year. As revised, the bonus target goals and weighting for 2021 and future bonus plans are and will be consistent with the bonus target goals and weighting applicable to other senior executives of the Company. The Committee set the weighting for senior executives’ 2021 bonus targets at 90% for the revenue target and 10% for the net income target.

On March 16, 2021, the Board and the Committee reviewed and approved the compensation structure of the Company for 2021, including the grant of certain equity incentive awards under the Company’s Omnibus Incentive Plan (the “Plan”) to executive officers of the Company. The Board approved the grant of restricted stock units (“RSUs”) and stock options to Tia Cudahy, Jason Eustace and Devin Emery (each, a “Grantee”). The equity awards will be granted in two tranches: (1) the first tranche will be granted on the date that is two days after the release of the Company’s December 31, 2020 quarterly and fiscal year earnings, and (2) the second tranche will be granted on the date that is two days after the release of the Company’s September 30, 2021 quarterly earnings. The number of RSUs to be granted to each Grantee on each grant date will be an amount equal to the product of $120,000 and 25%, divided by the Fair Market Value (as defined in the Plan) on the grant date. The number of stock options to be granted to each Grantee on each grant date will be an amount equal to the product of $120,000 and 75%, divided by the Fair Market Value on the grant date. The first $100,000 of stock options (measured by the Fair Market Value of the shares underlying the options) that are scheduled to vest in any calendar year with respect to each Grantee will be treated as incentive stock options to the extent permitted under applicable law. The remaining options will be treated as non-qualified stock options. The option exercise price will be equal to the Fair Market Value on the grant date. The RSUs and options will all vest over a period of four years in equal increments of 1/16th of the award on the last day of every third month, commencing with the first full month following the applicable grant date.

Item 5.08	Shareholder Director Nominations

The Company has determined that the date of the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”) will be Wednesday, June 16, 2021 at 12:00 p.m. E.T. The record date, time and location of the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”).

Proposals to be included in the Proxy Statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company on or before the close of business on April 2, 2021, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Stockholders must deliver their proposals or nominations to the Company’s Corporate Secretary at the following address: CuriosityStream Inc., 8484 Georgia Ave., Suite 700, Silver Spring, Maryland 20910, Attention: Tia Cudahy. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s amended and restated bylaws (the “Bylaws”), stockholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary, Tia Cudahy, at the address specified above, no later than the close of business on March 29, 2021. Any such proposal must meet the requirements set forth in the Bylaws to be brought before the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement
10.2	Form of Non-Qualified Stock Option Agreement
10.3	Form of Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
Name: Title:	Tia Cudahy Chief Operating Officer and General Counsel

Date: March 19, 2021

3